Schedule 2.01

Commitments and Applicable Percentages

Lender	Term Commitment	Revolving Credit Commitment	Term Applicable Percentage	Revolving Credit Applicable Percentage
Wells Fargo Bank, National Association	$278,000,000	$10,000,000	92.666666667%	40.000000000%
Rabobank, N.A.	$17,000,000	$7,500,000	5.666666667%	30.000000000%
SunTrust Bank	$5,000,000	$7,500,000	1.666666667%	30.000000000%
Total	$300,000,000	$25,000,000	100.000000000%	100.000000000%

Schedule 5.09

Environmental Matters

None.

Schedule 5.23

FCC License Matters

None.

Schedule 6.21

Post-Closing Matters

1. Within 30 days of the Closing Date, deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, in substantially the form of Exhibit H (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) and encumbering each of the properties listed on Schedule 7(a) to the Perfection Certificate (together with each other mortgage delivered pursuant to Section 6.12(c), in each case as may be amended, modified, restated or amended and restated from time to time, the “Mortgages”), duly executed by the appropriate Loan Party, together with:

(A)

evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered by the applicable Loan Party that is the owner or holder of any interest in the Mortgaged Property and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the Mortgaged Property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid together with such certifications, affidavits, questionnaires or returns as shall be required in connection with the execution, recording and filing of each Mortgage,

(B)

fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), together with such endorsements as the Administrative Agent may reasonably require (the cost of such being included in the determination of reasonableness) and in an amount equal to not less than 105% of the fair market value of the Mortgaged Property issued, at standard rates, by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects, excepting only Permitted Encumbrances (other than mechanics’ and materialmen’s Liens) and providing for such other affirmative insurance as the Administrative Agent may reasonably require,

(C)

an American Land Title Association/American Congress on Surveying and Mapping form survey for each Mortgaged Property, for which all necessary fees (where applicable) have been paid, and dated the date the applicable Mortgage is recorded, certified to the Administrative Agent and the issuer of the Mortgage Policy for such Mortgaged Property in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the State in which the property described in such survey is located and reasonably acceptable to the Administrative Agent, to the extent that the title company issuing the applicable Mortgage Policy requires such survey in order to remove all standard survey exceptions from such Mortgage Policy,

(D)

with respect to each Mortgaged Property, such affidavits, certificates, and instruments of indemnification as shall be required to induce the title company to issue the applicable Mortgage Policy with the endorsements required pursuant to clause (B) above;

(E)

with respect to each Mortgaged Property, copies of all material leases, subleases, occupancy agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of such Mortgaged Property;

(F)       a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property located in the United States, together with (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party and (y) if any improvements located on such Mortgaged Property are located in an area designated a “flood hazard area” in any Flood Insurance Rate Map (or any similar distinction) published by the Federal Emergency Management Agency (or any successor agency), evidence of flood insurance in such amount as the Administrative Agent may reasonably require;

(G)

evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken; and

(H)      the opinions, addressed to the Administrative Agent and the Secured Parties, of local counsel in each of the jurisdictions where Mortgaged Property is located, with respect to such matters as the Administrative Agent shall reasonably request and each in form reasonably satisfactory thereto.

2.  Within 10 Business Days of the Closing Date, deliver to the Administrative Agent replacement certificates evidencing the Equity Interests of NI Acquisition Corp., Salem Media of Virginia, Inc., Salem Media Representatives, Inc., SCA License Corporation and Salem Consumer Products, Inc., accompanied by undated stock powers executed in blank.

3.  Within 20 days of the Closing Date, deliver to the Administrative Agent certificates of insurance, indicating that the Administrative Agent, on behalf of the Secured Parties, has been named as an additional insured and loss payee, with respect to applicable insurance policies.

4.  Within 45 days of the Closing Date, deliver to the Administrative Agent the Control Agreements (as defined in the Security Agreement), to the extent required by the Security Agreement.

5. Within 10 days of the Closing Date, to the extent not provided prior to the initial Credit Extension, provide to the Administrative Agent the lien searches required by Section 4.01(a)(iii)(B) of the Credit Agreement with respect to CCM Communications, Inc., which is the prior name of Salem Publishing, Inc.

6. Within 180 days of the Closing Date, deliver to the Administrative Agent an amended and restated certificate of incorporation for Salem Payroll Corporation to delete the provision listed in Section 102(b)(2) of the Delaware General Corporation Law, in accordance with Section 4.11 of the Security Agreement.

7. Within 10 days of the Closing Date, deliver to the Administrative Agent a copy of the certificate of incorporation of each of New Inspiration Broadcasting Company, Inc. and NI Acquisition Corp., in each case certified by the Secretary of State of California.

8. Within 10 Business Days of the Closing Date, deliver to the Administrative Agent copies of certificates of foreign qualification for each Loan Party in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

9. Within 10 Business Days of the Closing Date, deliver to the Administrative Agent, with respect to each Loan Party incorporated in the State of Tennessee, (i) evidence of calculation and payment of tax with the Secretary of State of the State of Tennessee with respect to the maximum principal indebtedness for Tennessee recording tax purposes, (ii) UCC-3 Financing Statements with respect to the UCC-1 Financing Statements filed on the Closing Date reflecting such maximum principal indebtedness for the State of Tennessee recording tax purposes and (iii) executed affidavits and such other forms as may be required by the State of Tennessee with respect to such maximum principal indebtedness for Tennessee recording tax purposes.

Schedule 7.01(b)

Existing Liens

Liens under that certain Security Agreement, dated February 5, 2013, by and between Caron Broadcasting, Inc., Salem Radio Properties, Inc. WMUU, Inc. and Gospel Fellowship Association and that certain Mortgage of Real Estate, dated February 5, 2013, between Salem Radio Properties, Inc., as mortgagor, and Gospel Fellowship Association and WMUU, Inc., jointly referred to as mortgagee, securing the obligations under that certain Secured Promissory Note, dated February 5, 2013, between Caron Broadcasting, Inc. and Salem Radio Properties, Inc., collectively, as maker, and WMUU, Inc. or Gospel Fellowship Association, as holder.

Schedule 7.02

Existing Indebtedness

Secured Promissory Note dated February 5, 2013, between Caron Broadcasting, Inc. and Salem Radio Properties, Inc. (collectively, “Maker”) and WMUU, Inc. or Gospel Fellowship Association (“Holder”) for the principal sum of Two Million Dollars ($2,000,000) together with five (5) percent interest.

On November 19, 2012, Salem Communications Holding Corporation entered into a Note Purchase Agreement, Convertible Promissory Note and Advertising Agreement with 4 Soils Corporation, in conjunction with the purchase of advertising by 4 Soils from Salem in the amount of $40,420. The Note is convertible to equity during the 12 month term of the Note at the option of 4 Soils upon the occurrence of a “Qualified Financing” or “Company Sale” as defined in the Note.

Schedule 7.03(f)

Existing Investments

Current Legal Entities Owned	Record Owner	Certificate No.	No. of Shares
Left Behind Games Inc.	Salem Media Representatives, Inc.	14087	3,300,000

On November 19, 2012, Salem Communications Holding Corporation entered into a Note Purchase Agreement, Convertible Promissory Note and Advertising Agreement with 4 Soils Corporation, in conjunction with the purchase of advertising by 4 Soils from Salem in the amount of $40,420. The Note is convertible to equity during the 12 month term of the Note at the option of 4 Soils upon the occurrence of a “Qualified Financing” or “Company Sale” as defined in the Note.

Schedule 7.09

Burdensome Agreements

None.

Schedule 10.02

Administrative Agent’s Office,

Certain Addresses for Notices

SALEM COMMUNICATIONS CORPORATION:

Salem Communications Corporation

4880 Santa Rosa Road

Camarillo, CA 93012

Attention: Christopher J. Henderson,

Senior Vice President, General Counsel and Secretary

Tel: 805.987.0400 ext.1010

Fax: 805.384.4505

E-mail: Chrish@salem.cc

Website Address: www.salem.cc

U.S. Taxpayer Identification Number: 77-0121400

With a copy to:

Salem Communications Corporation

4880 Santa Rosa Road

Camarillo, CA 93012

Attention: Evan D. Masyr,

Senior Vice President and Chief Financial Officer

Tel: 805.384.4512

Fax: 805.383.4340

E-mail: EvanM@salem.cc

ADMINISTRATIVE AGENT:

Administrative Agent's Office

(for all Notices, Payments and Requests for Credit Extensions):

Wells Fargo Bank, National Association

1525 W. WT Harris Boulevard

Charlotte, NC 28262

Attention: Agency Services

Tel:

704.590.5142

Fax:

704.715.0017

Email:  agencyservices.requests@wellsfargo.com

Account No.:  01104331628807

Ref:  Salem Communications

ABA# 121000248

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